UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road Ruian Economic Development District Ruian City, Zhejiang Province People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A is being filed to correct an error in our prior Form 8-K filing, relating to Mr. Baojian Tao’s employment history.

On January 14, 2010, the Board of Directors of the Company appointed Mr. Baojian Tao as Chief Operating Officer of the Company, replacing Mr. Xiao Feng Zhang in that position.  Mr. Zhang remains a Director of the Company.  Mr. Tao’s compensation was set by the Board at $30,000 per year, which is the same salary level as his predecessor.  Mr. Tao does not presently participate in any of the Company’s compensation plans.

Mr. Tao, age 62, has more than 20 years’ experience in the auto parts industry.  Prior to being made Chief Operating Officer of the Company, he served as the Corporate Secretary and Senior Vice President of SORL Auto Parts, Inc. from 2004 until January 14, 2010.  He has no family relationship with any director or executive officer of the Company., and has not engaged in any related party transactions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: January 21, 2010	By:/s/ /s/ Xiao Ping Zhang
Xiao PXiao Ping Zhang, Chief Executive Officer